UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 15, 2010, Guangdong Deer Consumer Products, Inc., a company organized under the laws of the People’s Republic of China (“PRC”) and a wholly owned subsidiary of Deer Consumer Products, Inc. (the “Company”), a Nevada corporation, entered into a 3-year renewable Distribution Agreement (the “Distribution Agreement”) with a leading Chinese national electronics retailer. The Distribution Agreement includes the sale of a wide variety of the Company’s small home and kitchen electronics under the “DEER” brand for delivery to the national retailer’s stores. The Company and the national retailer will also jointly provide marketing and branding support.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 10.6 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.6 is a redacted copy of the Distribution Agreement and is incorporated herein by reference. Exhibit 10.6 is an English translation of the executed version written in Chinese. In the event of any discrepancies between the language of the English and Chinese versions of the Distribution Agreement, the Chinese-language version will control.

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2010, the Company issued a press release:

•	affirming its 2009 net income guidance of $11.5 million, an increase of approximately 238% from 2008 on estimated revenues of approximately $81 million, an 88% increase from 2008;
•	announcing 2010 revenue guidance of between $140 million and $145 million from organic growth, an estimated revenue increase of between 73% and 79% from 2009;
•	anticipating high margin, Chinese domestic market sales to increase more than 300% from 12% of total revenues in 2009 to approximately 40% of total revenues in 2010; and
•	announcing 2010 net income guidance of between $22.5 and $23 million, an estimated increase in net income of between 95% and 100% from 2009.

The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934 as Exhibit 99.1 to this report, and such press release is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

Exhibit 10.6	Distribution Agreement by and between Guangdong Deer Consumer Products, Inc. and a leading Chinese national electronics retailer, dated January 15, 2010 (1)

Exhibit 99.1
Press Release “Deer Consumer Products, Inc. Announces 3 Year National Sales Agreement with a Leading Chinese Electronics Retailer, Provides 2010 Financial Guidance, Anticipates a Year of Record Earnings Growth,” dated January 20, 2010

(1)
Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions of the Distribution Agreement. Omitted material for which confidential treatment has been requested has been furnished separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2010

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer